Exhibit 99.77(q)(1)

ITEM 77Q1 – Exhibits

(e)(1)	Amended and Restated Investment Management Agreement between Voya Investments, LLC and Voya Balanced Portfolio, Inc. effective November 18, 2014 – Filed herein.
(e)(2)	Amended and Restated Sub-Advisory Agreement between Voya Investments, LLC and Voya Investment Management Co. LLC effective November 18, 2014 – Filed herein.